Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-196156) of Aegon N.V. of our report dated June 29, 2015 relating to the financial statements and Supplemental Schedule of Assets (Held at End of Year) of the Transamerica 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ Pricewaterhouse Coopers LLP

Chicago, IL

June 29, 2015